Exhibit 99.1
Align Technology Announces First Quarter 2026 Financial Results

Align Technology	Zeno Group
Madelyn Valente	Sarah Karlson
(909) 833-5839	(828) 551-4201
mvalente@aligntech.com	sarah.karlson@zenogroup.com

ALIGN TECHNOLOGY ANNOUNCES FIRST QUARTER 2026 FINANCIAL RESULTS,
$200M STOCK REPURCHASE, AND REAFFIRMS FISCAL 2026 GUIDANCE

Record Q1’26 Invisalign® Clear Aligner shipments of 685.7 thousand increased 6.7% year-over-year reflecting double-digit growth in the EMEA, APAC, and LATAM regions, and stability in North America

Q1’26 Clear Aligner shipments to Orthodontists and GP Dentists increased 7.4% and 5.6% year-over-year, respectively

Q1’26 Invisalign teen/kid patients increased 4.8% year-over-year and
Invisalign adult patients increased 7.8% year-over-year

•Q1'26 total revenues were $1,040.1 million, down 0.7% sequentially and up 6.2% year-over-year
•Q1'26 total revenues were favorably impacted by foreign exchange by approximately $8.7 million sequentially, and favorably impacted by approximately $44.9 million year-over-year(1)
•Q1'26 Clear Aligner revenues of $856.0 million increased 7.4% year-over-year, and Clear Aligner volume increased 6.7% year-over-year to 685.7 thousand cases
•Q1'26 Imaging Systems and CAD/CAM Services revenues of $184.1 million increased 0.9% year-over-year
•Q1'26 gross margin of 70.8% was unfavorably impacted by foreign exchange of approximately 0.3 points sequentially and by approximately 0.4 points year-over-year.(1) On a non-GAAP basis, Q1'26 gross margin was 71.8%(1)
•Q1'26 operating margin of 13.6% was unfavorably impacted by foreign exchange by approximately 0.4 points sequentially and by approximately 0.1 points year-over-year.(1) On a non-GAAP basis, Q1'26 operating margin was 21.5%(1)
•Q1'26 diluted net income per share was $1.57, non-GAAP diluted net income per share was $2.58(1)

(1) For more information, please see the tables captioned "Unaudited GAAP to Non-GAAP Reconciliation."

Align Technology Announces First Quarter 2026 Financial Results
TEMPE, Ariz., April 29, 2026 -- Align Technology, Inc. (Nasdaq: ALGN), a leading global medical device company that designs, manufactures, and sells the Invisalign® System of clear aligners, iTero™ intraoral scanners, and exocad™ CAD/CAM software for digital orthodontics and restorative dentistry, today reported financial results for the first quarter ("Q1'26"). Q1'26 total revenues were $1,040.1 million, down 0.7% sequentially and up 6.2% year-over-year. Q1'26 total revenues were favorably impacted by foreign exchange by approximately $8.7 million, or 0.8% sequentially, and favorably impacted by approximately $44.9 million, or 4.5% year-over-year.(1) Q1'26 Clear Aligner revenues were $856.0 million, up 2.1% sequentially and up 7.4% year-over-year. Q1'26 Clear Aligner revenues were favorably impacted by foreign exchange by approximately $7.5 million, or 0.9% sequentially, and favorably impacted by approximately $38.2 million, or 4.7% year-over-year.(1) Q1'26 Clear Aligner volume of 685.7 thousand cases was up 1.3% sequentially and up 6.7% year-over-year. Q1'26 Imaging Systems and CAD/CAM Services revenues were $184.1 million, down 12.1% sequentially and up 0.9% year-over-year. Q1'26 Imaging Systems and CAD/CAM Services revenues were favorably impacted by foreign exchange of approximately $1.2 million, or 0.7% sequentially and favorably impacted by approximately $6.7 million, or 3.8% year-over-year.(1)

Q1'26 gross profit was $736.6 million, resulting in a gross margin of 70.8%. Q1'26 gross margin was unfavorably impacted by foreign exchange of approximately 0.3 points sequentially and by approximately 0.4 points year-over-year.(1) On a non-GAAP basis, Q1'26 gross profit was $746.9 million, resulting in a gross margin of 71.8%.

Q1'26 operating income was $142.0 million, resulting in an operating margin of 13.6%. Q1'26 operating margin was unfavorably impacted by foreign exchange of approximately 0.4 points sequentially and by approximately 0.1 points year-over-year.(1) Q1'26 net income was $112.8 million, or $1.57 per diluted share. Foreign exchange unfavorably impacted Q1’26 diluted net income per share by approximately $0.07 sequentially and favorably impacted diluted net income per share by approximately $0.01 year-over-year. On a non-GAAP basis, Q1'26 net income was $184.6 million, or $2.58 per diluted share.(1)

Commenting on Align's Q1'26 results, Align Technology President and CEO Joe Hogan said, “We’re pleased to report another better-than-expected quarter, with Q1’26 revenues, Clear Aligner volumes, and both GAAP and non‑GAAP operating margins exceeding our outlook, reflecting continued execution against our strategic priorities and resilience across our global business. First quarter revenues of $1.04 billion increased 6.2% year-over-year, driven primarily by higher Clear Aligner volumes and increased ASPs. Record Clear Aligner shipments of 685.7 thousand cases increased 6.7% year-over-year, reflecting double‑digit growth across our international business, with continued stability in North America. We also saw good growth across customer segments, with orthodontic and GP dentist shipments up 7.4% and 5.6% year‑over‑year, respectively, and momentum across adult, teen, and growing kid patients. DSOs remain a force multiplier and continue to drive double-digit Clear Aligner volumes globally. As expected, due to first‑quarter seasonality for capital equipment, our Systems and Services revenue was down sequentially. On a year-over-year basis, Q1 Systems and Services revenue growth reflects continued adoption of iTero Lumina™ full systems, services revenues, and Certified Pre-Owned sales, alongside a continued

Align Technology Announces First Quarter 2026 Financial Results
mix shift toward lower-priced scanner offerings, including PC-based configurations, leasing, and rental units. As we move forward in 2026, our focus is on maintaining discipline as we strategically invest in innovation and growth opportunities, including advancing digital dentistry through the Align™ Digital Platform, scaling our iTero Lumina ecosystem, expanding internationally with localized strategies, and continuing to build a differentiated portfolio for teens and growing patients."

Financial Summary - First Quarter Fiscal 2026

	Q1'26	Q4'25	Q1'25	Q/Q Change	Y/Y Change
Clear Aligner Shipments	685,650	676,855	642,305	+1.3%	+6.7%
GAAP
Net Revenues	$1,040.1M	$1,047.6M	$979.3M	(0.7)%	+6.2%
Clear Aligner	$856.0M	$838.1M	$796.8M	+2.1%	+7.4%
Imaging Systems and CAD/CAM Services	$184.1M	$209.4M	$182.4M	(12.1)%	+0.9%
Net Income	$112.8M	$135.8M	$93.2M	(16.9)%	+21.0%
Diluted EPS	$1.57	$1.89	$1.27	($0.32)	+$0.31
Non-GAAP
Net Income	$184.6M	$236.0M	$156.9M	(21.8)%	+17.7%
Diluted EPS	$2.58	$3.29	$2.13	($0.71)	+$0.45
Changes and percentages are based on actual values. Certain tables may not sum or recalculate due to rounding.

As of March 31, 2026, we had approximately $1,059.8 million in cash and cash equivalents, compared to approximately $1,094.9 million as of December 31, 2025. As of March 31, 2026, we had $300.0 million available under our revolving line of credit and a $50.0 million letter of credit sub-limit.

Align Announcement Highlights
•April 15, 2026 – Align Technology announced it has been recognized for the fifth consecutive year as a Top 100 Global Innovator in the 2026 LexisNexis Innovation Momentum report.
•March 3, 2026 – Align Technology announced participation in key financial conferences: Leerink Partners Global Healthcare and Barclays Global Healthcare (28th Annual).

Q1'26 Stock Repurchase
•In August 2025, Align announced its intention to repurchase $200.0 million of common stock under its previously authorized $1.0 billion stock repurchase program. Between August 2025 and January 2026, Align repurchased

Align Technology Announces First Quarter 2026 Financial Results
approximately 1.4 million shares at an average price per share of $143.85, completing the $200.0 million repurchase plan.
•As of March 31, 2026, $800.0 million remains available for repurchases of common stock under our $1.0 billion stock repurchase program announced in April 2025.
•Align expects to repurchase an additional $200.0 million of its common stock over a six-month period beginning on or about May 1, 2026.

Tariff Update as of March 31, 2026
•As a result of the Supreme Court's ruling on February 20, 2026 that certain of the tariffs imposed under the International Emergency Economic Powers Act (“IEEPA”) were unlawful, we are no longer subject to IEEPA tariffs, but are subject to new, temporary tariffs on imports under Section 122 of the Trade Act of 1974, effective February 24, 2026. We do not expect this change to have a material impact to our results.

Fiscal 2026 Business Outlook
•With Q1’26 results as a backdrop, we remain focused on executing our strategic growth initiatives and building on the recent quarterly results. At the same time, there is uncertainty and the potential for adverse impacts on patient traffic, consumer demand and shipping/freight resulting from the ongoing military action in the Middle East.
•With respect to the Middle East, we continue to monitor developments closely. While our doctor customers in MEA have noted some impact on patient traffic and case conversion, the overall effect on our EMEA results was immaterial in the first quarter. Given the ongoing uncertainty, we have taken a prudent approach in our second‑quarter outlook by assuming some impact on both clear aligner and scanner demand. Beyond the second quarter, it becomes increasingly difficult to predict how the conflict in the Middle East will affect our business, particularly in the event of further escalation, sustained constraints on oil and gas supplies, or broader softening in consumer and patient sentiment.
•As we look to Q2 and the remainder of 2026, assuming no circumstances occur beyond our control such as: additional ramifications as a result of the aforementioned military action in the Middle East beyond what we have already assumed, adverse foreign exchange fluctuation, changes to currently applicable duties, including tariffs or other fees that could impact our business, our outlook is as follows:

Q2'26:
•We expect Q2’26 worldwide revenues to be in the range of $1,040M to $1,060M, up approximately 3% to 5% year-over-year
•We expect Q2’26 Clear Aligner volume to be up sequentially and year-over-year, and Clear Aligner Average Selling Price (“ASP”) to be flat sequentially and year-over-year
•We expect Systems and Services revenues to be up sequentially
•We expect our Q2’26 GAAP operating margin to be approximately 16.4% and non-GAAP operating margin to be approximately 21.5%

For fiscal 2026:

Align Technology Announces First Quarter 2026 Financial Results
For fiscal 2026 we remain confident in the outlook that we provided previously and reaffirm our full year fiscal 2026 guidance as follows:
•We expect 2026 worldwide revenue growth to be up 3% to 4% year-over-year
•Our full year 2026 revenue guidance continues to assume a benefit from foreign exchange that is consistent with the assumptions underlying our initial full year outlook. We expect the impact of foreign exchange to moderate in the remaining quarters, trending toward the full year assumption of approximately 100 basis points
•We expect 2026 Clear Aligner volume growth to be up mid-single digits year-over-year
•We expect 2026 GAAP operating margin to be slightly below 18.0%, an approximately 400 basis points improvement over 2025 and non-GAAP operating margin to be approximately 23.7%, a 100 basis points improvement year-over-year consistent with our previous guidance
•We expect our investments in capital expenditures for fiscal 2026 to be $125 million to $150 million. Capital expenditures primarily relate to technology upgrades, additional manufacturing capacity as well as maintenance
•We expect to repurchase up to $200.0 million of our common stock over a six-month period beginning on or about May 1, 2026

Align Technology Announces First Quarter 2026 Financial Results
Align Webcast and Conference Call

We will host a conference call today, April 29, 2026, at 4:30 p.m. ET, 1:30 p.m. PT, to review our Q1'26 financial results, discuss future operating trends, and our business outlook. The conference call will also be webcast live via the Internet. To access the webcast, go to the "Events & Presentations" section under "Company Information" on Align's Investor Relations website at http://investor.aligntech.com. To access the conference call, participants may register for the call at https://edge.media-server.com/mmc/p/k4mzoqyu. An archived audio webcast will be available 2 hours after the call's conclusion and will remain available for one month.

About Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles ("GAAP") in the United States ("U.S. GAAP"), we use the following non-GAAP financial measures: constant currency net revenues, constant currency gross profit, constant currency gross margin, constant currency income from operations, constant currency operating margin, constant currency diluted net income per share, non-GAAP gross profit, non-GAAP gross margin, non-GAAP total operating expenses, non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income before provision for income taxes, non-GAAP provision for income taxes, non-GAAP effective tax rate, non-GAAP net income and non-GAAP diluted net income per share. These non-GAAP financial measures exclude certain items that may not be indicative of our fundamental operating performance, including foreign currency exchange rate impacts, the effects of stock-based compensation, amortization of intangible assets related to certain acquisitions, restructuring and other charges, legal settlements, acquisition-related costs, discrete cash and non-cash charges or gains and associated tax impacts that are included in the most directly comparable GAAP financial measure.

Our management believes that the use of certain non-GAAP financial measures provides meaningful supplemental information regarding our recurring core operating performance. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. We believe these non-GAAP financial measures are useful to investors because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making, and (2) they are used by our institutional investors and the analyst community to help them analyze the performance of our business.

There are material limitations to using non-GAAP financial measures as they are not prepared in accordance with U.S. GAAP and may be different from similarly titled non-GAAP financial measures used by other companies. Non-GAAP financial measures exclude certain items that may have a material impact upon our reported results of operations, which can limit their usefulness for comparison purposes. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which charges and gains are excluded or included from the non-GAAP financial measures. We compensate for these limitations by analyzing current and future results on both a GAAP and non-GAAP basis and by providing specific information regarding the GAAP amounts excluded or included from these non-GAAP financial measures in our public disclosures. The presentation of non-GAAP financial information is meant to be considered in addition to, not as a substitute for, superior to, or in isolation from, the directly comparable financial measures prepared in accordance with U.S. GAAP. We urge investors to review the reconciliation of our GAAP financial measures to the comparable non-GAAP financial

Align Technology Announces First Quarter 2026 Financial Results
measures included herein and not to rely on any single financial measure to evaluate our business. For more information on these non-GAAP financial measures and a reconciliation of GAAP to non-GAAP measures, please see the tables captioned "Unaudited GAAP to Non-GAAP Reconciliation."

About Align Technology, Inc.

Align Technology designs and manufactures the Invisalign® System, the most advanced clear aligner system in the world, iTero™ intraoral scanners and services, and exocad™ CAD/CAM software. These technology building blocks enable enhanced digital orthodontic and restorative workflows to improve patient outcomes and practice efficiencies for approximately 299.5 thousand doctor customers and are key to accessing Align’s 600 million consumer market opportunity worldwide. Over the past 29 years, Align has helped doctors treat approximately 22.8 million patients with the Invisalign System and is driving the evolution in digital dentistry through the Align™ Digital Platform, our integrated suite of unique, proprietary technologies and services delivered as a seamless, end-to-end solution for patients and consumers, orthodontists and GP dentists, and lab/partners. Visit www.aligntech.com for more information.

For additional information about the Invisalign System or to find an Invisalign doctor in your area, please visit www.invisalign.com. For additional information about the iTero digital scanning system, please visit www.itero.com. For additional information about exocad dental CAD/CAM offerings and a list of exocad reseller partners, please visit www.exocad.com.

Invisalign, iTero, exocad, Align, Align Digital Platform and iTero Lumina are trademarks of Align Technology, Inc.

Forward-Looking Statements

This news release, including the tables below, contains forward-looking statements, including statements of our current intentions, beliefs and expectations regarding our ability to grow in 2026 and beyond, actively manage our business with focus and discipline while strategically investing in innovation and growth opportunities, including advancing digital dentistry through the Align™ Digital Platform, scaling our iTero™ Lumina ecosystem, expanding internationally with localized strategies, and continuing to build a differentiated portfolio for teens and growing patients; our expectations regarding, and our ability to navigate, dynamic macroeconomic environments; our expectations regarding implemented or proposed tariffs and the potential impact on our financial results; our expectations for Q2'26 worldwide revenues, Clear Aligner volume, Clear Aligner ASPs, Systems and Services revenues, and GAAP and non-GAAP operating margin, including our assumption that the impact of the ongoing conflicts in the Middle East will have some impact on both Clear Aligner and scanner demand; our expectations for fiscal year 2026 worldwide revenue growth, Clear Aligner volume growth, GAAP and non-GAAP operating margin, and investments in capital expenditures, including our assumption of approximately 100 basis points of benefit from foreign exchange; and our expectations regarding the timing and amount of future stock repurchases. Forward-looking statements contained in this press release are based upon information available to Align as of the date hereof. These forward-looking statements reflect our best judgments based on currently known facts and circumstances and are subject to risks and uncertainties, and assumptions that may be inaccurate. As a result, actual results may differ materially and adversely from those expressed or implied in any forward-looking statement.

Align Technology Announces First Quarter 2026 Financial Results

Factors that might cause such a difference include, but are not limited to:
•macroeconomic conditions, including fluctuations in foreign currency exchange rates, higher interest rates, market volatility, inflation, general economic weakness, and threats of or actual slowdowns or recessions;
•geopolitical events, such as wars, military conflicts (such as those involving the Middle East, Ukraine, and China), terrorism and major public health crises, which could result in, among other things, disruptions to our supply chain and the global economy, energy shortages, inflation, decreased customer and consumer sentiment, uneven patient traffic at dental practices, and a shift in public opinion about companies based in the United States or in the regions where we operate;
•trade policies, tariffs, customs duties and fees, and retaliatory actions, international trade disputes, or protectionist trade measures taken in response to or resulting from such measures;
•customer and consumer purchasing behavior and changes in demand for dental services as a result of, among other things, prevailing macroeconomic conditions, declining customer confidence and consumer sentiment, consumer economic uncertainty, employment levels, health insurance coverage, wages, debt obligations, discretionary income, inflationary pressure, and perceptions of current and future economic conditions;
•variations in our geographic, channel or product mix, product launches, product pilots and product adoption, and selling prices regionally and globally, including product mix shifts to lower priced products or to products with a higher percentage of deferred revenue;
•reductions, delays or shifts in purchasing or utilization of our products and services by doctors at dental support organizations, orthodontic service organizations and other large group practices;
•competition from existing and new competitors;
•competitive pressure from AI-powered technologies in the dental industry, regulatory and legal risks surrounding implementation of AI, and reputational harm from improper use of AI;
•declines in, or the slowing of the growth of, sales of our clear aligners and intraoral scanners domestically and/or internationally and the impact either would have on the adoption of Invisalign products;
•the possibility that the development and release of new products or enhancements to existing products do not proceed in accordance with the anticipated timeline or may themselves contain bugs, errors, or defects in software or hardware requiring remediation and that the market for the sale of these new or enhanced products may not develop as expected;
•the timing, availability and cost of raw materials, components, products and other shipping and supply chain constraints and disruptions;
•unexpected or rapid changes in the growth or decline of our domestic and/or international markets;
•rapidly evolving and groundbreaking advances that fundamentally alter the dental industry or the way new and existing customers market and provide products and services to consumers;
•our ability to protect our intellectual property rights;
•our ability to comply with regulatory requirements and obtain and maintain regulatory approvals or clearances, including as a result of any shutdowns of the U.S. federal government or reductions in government personnel;
•the willingness and ability of our customers to maintain and/or increase product utilization in sufficient numbers;

Align Technology Announces First Quarter 2026 Financial Results
•our ability to sustain or increase profitability or revenue growth in future periods (or minimize declines) while controlling expenses;
•expansion of our business and products;
•our ability to identify, complete, finance and integrate acquisitions, investments and other strategic transactions, and to realize the anticipated synergies and benefits of those transactions;
•the impact of excess or constrained capacity at our manufacturing and treat operations facilities and pressure on our internal systems and personnel;
•security breaches, data breaches, or other cybersecurity incidents involving any customer and/or patient data, and our failure to comply with laws, regulations and other obligations related to privacy, data protection, data governance and cybersecurity;
•natural disasters and extreme weather conditions occurring in a region where one of our facilities or those of our customers or suppliers are located;
•the timing of case submissions from our doctor customers within a quarter as well as increases in manufacturing cost per case; and
•the loss of key personnel, labor shortages, or work stoppages for us or our suppliers.
The foregoing and other risks are detailed from time to time in our periodic reports filed with the Securities and Exchange Commission, including, but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2025, which was filed with the Securities and Exchange Commission ("SEC") on February 27, 2026. Align undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Align Technology Announces First Quarter 2026 Financial Results

ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended March 31,
	2026	2025
Net revenues	$1,040,087	$979,262
Cost of net revenues	303,500	299,154
Gross profit	736,587	680,108
Operating expenses:
Selling, general and administrative	465,342	447,629
Research and development	98,658	97,201
Legal settlements	30,632	4,178
Total operating expenses	594,632	549,008
Income from operations	141,955	131,100
Interest income and other income (expense), net:
Interest income	3,911	5,316
Other income (expense), net	3,020	4,026
Total interest income and other income (expense), net	6,931	9,342
Net income before provision for income taxes	148,886	140,442
Provision for income taxes	36,115	47,212
Net income	$112,771	$93,230

Net income per share:
Basic	$1.58	$1.27
Diluted	$1.57	$1.27
Shares used in computing net income per share:
Basic	71,425	73,562
Diluted	71,614	73,615

Align Technology Announces First Quarter 2026 Financial Results

ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31, 2026	December 31, 2025
ASSETS

Current assets:
Cash and cash equivalents	$1,059,834	$1,094,908
Accounts receivable, net	1,125,114	1,101,757
Inventories	214,944	226,343
Prepaid expenses and other current assets	215,706	165,571
Assets held for sale	39,832	27,983
Total current assets	2,655,430	2,616,562

Property, plant and equipment, net	1,108,092	1,131,453
Operating lease right-of-use assets, net	110,223	108,322
Goodwill	503,041	491,833
Intangible assets, net	100,818	93,933
Deferred tax assets	1,471,425	1,513,542
Other assets	365,144	278,048

Total assets	$6,314,173	$6,233,693

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$123,720	$121,450
Accrued liabilities	546,879	536,749
Deferred revenues	1,235,254	1,261,816
Total current liabilities	1,905,853	1,920,015

Income tax payable	67,287	68,200
Operating lease liabilities	83,422	82,507
Other long-term liabilities	108,192	113,824
Total liabilities	2,164,754	2,184,546

Total stockholders’ equity	4,149,419	4,049,147

Total liabilities and stockholders’ equity	$6,314,173	$6,233,693

Align Technology Announces First Quarter 2026 Financial Results

ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended March 31,
	2026	2025
CASH FLOWS FROM OPERATING ACTIVITIES
Net cash provided by operating activities	$151,042	$52,676

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(131,581)	(25,289)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash used in financing activities	(48,128)	(206,756)

Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	(6,387)	8,480
Net decrease in cash, cash equivalents, and restricted cash	(35,054)	(170,889)
Cash, cash equivalents, and restricted cash at beginning of the period	1,096,186	1,044,963
Cash, cash equivalents, and restricted cash at end of the period	$1,061,132	$874,074

Align Technology Announces First Quarter 2026 Financial Results

ALIGN TECHNOLOGY, INC.
INVISALIGN BUSINESS METRICS

Q1	Q2	Q3	Q4	Fiscal	Q1
2025	2025	2025	2025	2025	2026
Number of Invisalign Trained Doctors Cases Were Shipped To
85,275	86,250	88,155	87,710	130,015	88,065
Invisalign Trained Doctor Utilization Rates*
7.5	7.5	7.3	7.7	20.1	7.8
Clear Aligner Revenue Per Case Shipment**
$1,240	$1,250	$1,245	$1,240	$1,245	$1,250
* number of cases shipped / number of doctors to whom cases were shipped
** Clear Aligner revenues / Case shipments

ALIGN TECHNOLOGY, INC.
STOCK-BASED COMPENSATION
(in thousands)

	Q1	Q2	Q3	Q4	Fiscal	Q1
	2025	2025	2025	2025	2025	2026
Stock-based Compensation (SBC):
SBC included in Gross Profit	$1,538	$1,636	$1,540	$1,463	$6,177	$1,620
SBC included in Operating Expenses	43,459	46,572	46,837	42,825	179,693	39,304
Total SBC	$44,997	$48,208	$48,377	$44,288	$185,870	$40,924

Align Technology Announces First Quarter 2026 Financial Results
ALIGN TECHNOLOGY, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION+
CONSTANT CURRENCY NET REVENUES
(in thousands, except percentages)

Sequential constant currency analysis:

	Three Months Ended
	March 31, 2026	December 31, 2025	Impact % of Revenue
GAAP net revenues	$1,040,087	$1,047,561
Constant currency impact (1)	(8,675)		(0.8)%
Constant currency net revenues (1)	$1,031,412

GAAP Clear Aligner net revenues	$856,024	$838,145
Clear Aligner constant currency impact (1)	(7,483)		(0.9)%
Clear Aligner constant currency net revenues (1)	$848,541

GAAP Imaging Systems and CAD/CAM Services net revenues	$184,063	$209,416
Imaging Systems and CAD/CAM Services constant currency impact (1)	(1,192)		(0.7)%
Imaging Systems and CAD/CAM Services constant currency net revenues (1)	$182,871

Year-over-year constant currency analysis:

	Three Months Ended March 31,
	2026	2025	Impact % of Revenue
GAAP net revenues	$1,040,087	$979,262
Constant currency impact (1)	(44,931)		(4.5)%
Constant currency net revenues (1)	$995,156

GAAP Clear Aligner net revenues	$856,024	$796,843
Clear Aligner constant currency impact (1)	(38,219)		(4.7)%
Clear Aligner constant currency net revenues (1)	$817,805

GAAP Imaging Systems and CAD/CAM Services net revenues	$184,063	$182,419
Imaging Systems and CAD/CAM Services constant currency impact (1)	(6,712)		(3.8)%
Imaging Systems and CAD/CAM Services constant currency net revenues (1)	$177,351

Note:
(1) We define constant currency net revenues as total net revenues excluding the effect of foreign exchange rate movements and use it to determine the percentage for the constant currency impact on net revenues on a sequential and year-over-year basis. Constant currency impact in dollars is calculated by translating the current period GAAP net revenues using the foreign currency exchange rates that were in effect during the previous comparable period and subtracting it by the current period GAAP net revenues. The percentage for the constant currency impact on net revenues is calculated by dividing the constant currency impact in dollars (numerator) by constant currency net revenues in dollars (denominator).
(+) Changes and percentages are based on actual values. Certain tables may not sum or recalculate due to rounding. Refer to "About Non-GAAP Financial Measures" section of press release.

Align Technology Announces First Quarter 2026 Financial Results
ALIGN TECHNOLOGY, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION CONTINUED+
CONSTANT CURRENCY GROSS PROFIT AND GROSS MARGIN
(in thousands, except percentages)

Sequential constant currency analysis:

	Three Months Ended
	March 31, 2026	December 31, 2025
GAAP gross profit	$736,587	$683,587
Constant currency impact on gross profit (1)	(2,557)
Constant currency gross profit (1)	$734,031

	Three Months Ended
	March 31, 2026	December 31, 2025
GAAP gross margin	70.8%	65.3%
Gross margin constant currency impact (1)	0.3
Constant currency gross margin (1)	71.2%

Year-over-year constant currency analysis:

	Three Months Ended March 31,
	2026	2025
GAAP gross profit	$736,587	$680,108
Constant currency impact on gross profit (1)	(27,518)
Constant currency gross profit (1)	$709,069

	Three Months Ended March 31,
	2026	2025
GAAP gross margin	70.8%	69.5%
Gross margin constant currency impact (1)	0.4
Constant currency gross margin (1)	71.3%

Note:
(1) We define constant currency gross profit as GAAP gross profit excluding the impacts of foreign exchange rate fluctuations on net revenues and cost of net revenues. We define constant currency gross margin as constant currency gross profit as a percentage of constant currency net revenues. Gross margin constant currency impact is the increase or decrease in constant currency gross margin compared to the GAAP gross margin.
(+) Changes and percentages are based on actual values. Certain tables may not sum or recalculate due to rounding. Refer to "About Non-GAAP Financial Measures" section of press release.

Align Technology Announces First Quarter 2026 Financial Results

ALIGN TECHNOLOGY, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION CONTINUED+
CONSTANT CURRENCY INCOME FROM OPERATIONS AND OPERATING MARGIN
(in thousands, except percentages)

Sequential constant currency analysis:

	Three Months Ended
	March 31, 2026	December 31, 2025
GAAP income from operations	$141,955	$155,324
Income from operations constant currency impact (1)	2,743
Constant currency income from operations (1)	$144,698

	Three Months Ended
	March 31, 2026	December 31, 2025
GAAP operating margin	13.6%	14.8%
Operating margin constant currency impact (2)	0.4
Constant currency operating margin (2)	14.0%

Year-over-year constant currency analysis:

	Three Months Ended March 31,
	2026	2025
GAAP income from operations	$141,955	$131,100
Income from operations constant currency impact (1)	(4,793)
Constant currency income from operations (1)	$137,162

	Three Months Ended March 31,
	2026	2025
GAAP operating margin	13.6%	13.4%
Operating margin constant currency impact (2)	0.1
Constant currency operating margin (2)	13.8%

Notes:
(1) Beginning in Q1 2026, we define constant currency income from operations as GAAP income from operations excluding the effect of foreign exchange rate movements for GAAP gross profit and operating expenses on a sequential and year-over-year basis. Constant currency impact in dollars is calculated by translating the current period gross profit and operating expenses using the foreign currency exchange rates that were in effect during the previous comparable period and subtracting it by the current period GAAP net revenues and operating expenses.
(2) We define constant currency operating margin as constant currency income from operations as a percentage of constant currency net revenues. Operating margin constant currency impact is the increase or decrease in constant currency operating margin compared to the GAAP operating margin.
(+) Changes and percentages are based on actual values. Certain tables may not sum or recalculate due to rounding. Refer to "About Non-GAAP Financial Measures" section of press release.

Align Technology Announces First Quarter 2026 Financial Results

ALIGN TECHNOLOGY, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION CONTINUED+
CONSTANT CURRENCY DILUTED NET INCOME PER SHARE
(in dollars)

Sequential constant currency analysis:

	Three Months Ended
	March 31, 2026	December 31, 2025
GAAP diluted net income per share	$1.57	$1.89
Diluted net income per share constant currency impact (1)	(0.07)
Constant currency diluted net income per share (1)	$1.65

Year-over-year constant currency analysis:

	Three Months Ended March 31,
	2026	2025
GAAP diluted net income per share	$1.57	$1.27
Diluted net income per share constant currency impact (1)	0.01
Constant currency diluted net income per share (1)	$1.57

Notes:
(1) Constant currency diluted net income per share is computed by dividing GAAP net income excluding the impacts of foreign exchange rate fluctuations on GAAP operating income and non-operating income and expense by the weighted average diluted shares outstanding during the period. Diluted net income per share constant currency impact is the increase or decrease in constant currency diluted net income per share compared to the GAAP diluted net income per share.
(+) Changes and percentages are based on actual values. Certain tables may not sum or recalculate due to rounding. Refer to "About Non-GAAP Financial Measures" section of press release.

Align Technology Announces First Quarter 2026 Financial Results

ALIGN TECHNOLOGY, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION CONTINUED+
FINANCIAL MEASURES OTHER THAN CONSTANT CURRENCY
(in thousands, except per share data)

	Three Months Ended March 31,
	2026	2025
GAAP gross profit	$736,587	$680,108
Stock-based compensation	1,620	1,538
Amortization of intangibles (1)	3,880	3,549
Restructuring and other charges (2)	80	2,253
Gain on Assets held for sale (3)	(11,699)	—
Depreciation on assets disposed of other than sale (4)	15,599	—
Other non-GAAP items (5)	841	—
Non-GAAP gross profit	$746,908	$687,448

GAAP gross margin	70.8%	69.5%
Non-GAAP gross margin	71.8%	70.2%

GAAP total operating expenses	$594,632	$549,008
Stock-based compensation	(39,304)	(43,459)
Amortization of intangibles (1)	(957)	(841)
Restructuring and other charges (2)	(646)	197
Legal settlements	(30,632)	(4,178)
Non-GAAP total operating expenses	$523,093	$500,727

GAAP income from operations	$141,955	$131,100
Stock-based compensation	40,924	44,997
Amortization of intangibles (1)	4,837	4,390
Restructuring and other charges (2)	726	2,056
Legal settlements	30,632	4,178
Gain on Assets held for Sale(3)	(11,699)	—
Depreciation on assets disposed of other than sale (4)	15,599	—
Other non-GAAP items (5)	841	—
Non-GAAP income from operations	$223,815	$186,721

GAAP operating margin	13.6%	13.4%
Non-GAAP operating margin	21.5%	19.1%

Align Technology Announces First Quarter 2026 Financial Results

	Three Months Ended March 31,
	2026	2025
GAAP net income before provision for income taxes	$148,886	$140,442
Stock-based compensation	40,924	44,997
Amortization of intangibles (1)	4,837	4,390
Restructuring and other charges (2)	726	2,056
Legal settlements	30,632	4,178
Gain on Assets held for sale (3)	(11,699)	—
Depreciation on assets disposed of other than sale (4)	15,599	—
Other non-GAAP items (5)	841	—
Non-GAAP net income before provision for income taxes	$230,746	$196,063

GAAP provision for income taxes	$36,115	$47,212
Tax impact on non-GAAP adjustments	10,034	(8,000)
Non-GAAP provision for income taxes	$46,149	$39,212

GAAP effective tax rate	24.3%	33.6%
Non-GAAP effective tax rate	20.0%	20.0%

GAAP net income	$112,771	$93,230
Stock-based compensation	40,924	44,997
Amortization of intangibles (1)	4,837	4,390
Restructuring and other charges (2)	726	2,056
Legal settlements	30,632	4,178
Gain on Assets held for sale (3)	(11,699)	—
Depreciation on assets disposed of other than sale (4)	15,599	—
Other non-GAAP items (5)	841	—
Tax impact on non-GAAP adjustments	(10,034)	8,000
Non-GAAP net income	$184,597	$156,851

GAAP diluted net income per share	$1.57	$1.27
Non-GAAP diluted net income per share	$2.58	$2.13

Shares used in computing diluted net income per share	71,614	73,615

Notes:
(1)    Amortization of intangible assets related to certain acquisitions.
(2)    During the fourth quarter of 2024 and the third quarter of 2025, we initiated restructuring plans to reduce headcount and increase efficiency across the organization and lower the overall cost structure. Restructuring charges are primarily related to involuntary termination benefits, including employee severance and other post-employment benefits.
(3)    During the third quarter 2025, we originally recorded an impairment loss related to a manufacturing facility disposal group that met the criteria to be classified as assets held for sale. During the first quarter of 2026, we recognized a gain of $11.7 million resulting from an increase in fair value less costs to sell related to these assets held for sale.
(4)    During the third quarter 2025, we initiated the disposal, other than by sale, of certain manufacturing fixed assets. Accordingly, we revised the useful lives of these assets and recorded accelerated depreciation expense.
(5)    During the first quarter 2026, we recorded other non-recurring charges related to the disposal of certain manufacturing fixed assets.
(+) Changes and percentages are based on actual values. Certain tables may not sum or recalculate due to rounding. Refer to "About Non-GAAP Financial Measures" section of press release.

Align Technology Announces First Quarter 2026 Financial Results

ALIGN TECHNOLOGY, INC.
Q2 2026 OUTLOOK - GAAP TO NON-GAAP RECONCILIATION

GAAP operating margin	Approximately 16.4%
Stock-based compensation	~4.6%
Amortization of intangibles (1)	~0.5%
Non-GAAP operating margin	Approximately 21.5%
Percentages do not add up due to rounding.

(1) Amortization of intangible assets related to certain acquisitions

ALIGN TECHNOLOGY, INC.
FISCAL 2026 OUTLOOK - GAAP TO NON-GAAP RECONCILIATION

GAAP operating margin	Slightly below 18.0%
Stock-based compensation	~4.5%
Amortization of intangibles (1)	~0.5%
Asset sale, accelerated depreciation and restructuring charges	~0.1%
Legal settlements (2)	~0.7%
Non-GAAP operating margin	Approximately 23.7%
Percentages do not add up due to rounding.

(1) Amortization of intangible assets related to certain acquisitions
(2) Legal settlements from Q1'26

Refer to "About Non-GAAP Financial Measures" section of press release.